Exhibit 10.8.5

                       SUB-SUBLEASE TERMINATION AGREEMENT

     THIS SUB-SUBLEASE TERMINATION AGREEMENT (the "Agreement"), dated as of November 8, 1999, by and between RISK CAPITAL REINSURANCE COMPANY ("Sub-Sublandlord"), having an address at 20 Horseneck Lane, Greenwich, Connecticut 06830, and BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED ("Sub-Subtenant"), having an address at 20 Horseneck Lane, Greenwich, Connecticut 06830.

                              W I T N E S S E T H:

     WHEREAS, by Sub-Sublease Agreement dated as of April 30, 1997 (the "Sub-Sublease"), Sub-Sublandlord, as sub-sublessor, sub-subleased to Sub-Subtenant, as sub-sublessee, certain premises, constituting approximately 6,431 rentable square feet as more particularly described therein (the "BOI Space"), located in that building commonly known as 20 Horseneck Lane, Greenwich, Connecticut (the "Building"); and

     WHEREAS, pursuant to discussions between the parties, Sub-Sublandlord desires to recapture, and Sub-Subtenant desires to relocate from, the BOI Space prior to the expiration of the Sub-Sublease; and

     WHEREAS, effective as of the Termination Date (as hereinafter defined), Sub-Sublandlord and Sub-Subtenant desire to terminate the Sub-Sublease and to end the term thereby demised (the "Term"), and to release each other from their respective obligations thereafter accruing under the Sub-Sublease, all in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sub-Sublandlord and Sub-Subtenant hereby agree as follows, notwithstanding anything to the contrary contained in the Sub-Sublease:

     1. General Definitions. Capitalized terms used but not separately defined in this Agreement shall have their respective meanings used in the Sub-Sublease.

     2. Termination Date; Adjustment; Holdover. The "Termination Date" herein shall mean midnight on March 31, 2000, except as such Termination Date is adjusted as hereinafter provided. Sub-Subtenant shall have a single option, to be exercised upon at least forty-five (45) days prior written notice to Sub-Sublandlord, to adjust the Termination Date to a later date specified in such notice; provided, however, in no event shall such adjusted Termination Date be a date which is greater than fifteen (15) days after such original Termination Date. Notwithstanding anything to the contrary contained in this Agreement, to the extent such Termination Date is so adjusted, the term "Termination Date" as used herein shall mean such adjusted Termination Date. If Sub-Subtenant retains possession of the BOI Space beyond the Termination Date without Sub-Sublandlord's prior written consent, such holdover shall not operate to extend or renew Sub-Subtenant's tenancy, which shall continue only as a tenancy at sufferance, upon the same terms and conditions then applicable under the Sub-Sublease, except that the Minimum Rent payable by Sub-Subtenant shall be at a rate equal to 150% of the rate then payable under the Sub-Sublease, prorated on a per diem basis for the duration of such holdover.

     3. Sub-Sublease Termination. Sub-Sublandlord and Sub-Subtenant hereby agree that the Sub-Sublease shall terminate and the Term shall expire as of the Termination Date, with the same force and effect as if the Term were, by the provisions of the Sub-Sublease, fixed to expire on said Termination Date, except to the extent of any unperformed obligations theretofore accruing under the Sublease, as hereinafter provided.

     4. Release; Survival. As of the Termination Date, Sub-Sublandlord and Sub-Subtenant, respectively, shall be released and discharged from their respective Sub-Sublease obligations which accrue on and after the Termination Date. Any unperformed Sub-Sublease obligations of either party with respect to the BOI Space accruing up to the Termination Date shall survive the Termination Date, however.

     5. Surrender. On or before the Termination Date, Sub-Subtenant shall surrender the BOI Space to Sub-Sublandlord in the condition required under the Sub-Sublease (i.e., in reasonably good order and repair, reasonable wear and tear and damage by casualty, excepted). Any holdover by Sub-Subtenant without Sub-Sublandlord's prior written consent shall be subject to the holdover premium set forth in Section 2 hereof.

     6. Adjustments. As of the Termination Date, the following items shall be adjusted and apportioned between Sub-Sublandlord and Sub-Subtenant:

     (a) any due and unpaid, or prepaid, Minimum Rent payable pursuant to the Sub-Sublease;

     (b)  increases in Operating Expenses payable pursuant to the Sub- Sublease;

     (c)  increases in Taxes payable pursuant to the Sub-Sublease;

     (d)  electrical service charges payable pursuant to the Sub-Sublease; and

     (e)  any other Additional Rent then due and payable under the Sub-Sublease.

     In the event any of the statements or information necessary to compute the foregoing adjustments and apportionments have not been, or reasonably cannot be, determined as of the Termination Date, then the parties' respective obligations therefor shall be adjusted as soon as is reasonably possible after, and in any event shall survive, the Termination Date.

     7. Security Deposit. Within thirty (30) days after the Termination Date, provided Sub-Subtenant is not in default of its obligations under the Sub-Sublease, Sub-Sublandlord shall return to Sub-Subtenant, the original draft of Sub-Subtenant's $37,514.16 Letter of Credit, which Letter of Credit was provided to Sub-Sublandlord as security for Sub-Subtenant's obligations under the Sub-Sublease. Sub-Sublandlord's obligations under this Section 7 shall survive the Termination Date.



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

     8. No Brokerage. Sub-Sublandlord and Sub-Subtenant each hereby represent to the other that it has not dealt with any broker(s) in connection with this Agreement. Sub-Sublandlord and Sub-Subtenant hereby agree to indemnify, defend and hold the other harmless from and against any and all claims, costs, damages or liabilities (including, without limitation, reasonable attorneys' fees and costs) for any commissions or other compensation asserted by any broker(s) caused by the indemnifying party's breach of its representation made in the immediately preceding sentence. Said indemnities shall survive the Termination Date.

     9. [Reserved]

     10. Miscellaneous. Each party shall be responsible for their respective costs and expenses incurred in connection with the negotiation, documentation, review and execution of this Agreement. As amended hereby, the Sub-Sublease shall continue in full force and effect, the parties hereby ratifying and confirming the Sub-Sublease, as amended by this Agreement. In the event of any conflicts or inconsistencies between the terms of the Sub-Sublease, and the terms of the Sub-Sublease (as amended by this Agreement), the terms of the Sub-Sublease (as amended by this Agreement) shall govern and control in each instance. The Sub-Sublease, as amended hereby, shall not be modified or altered except by written agreement signed by Sub-Sublandlord and Sub-Subtenant. This Agreement shall bind and enure to the benefit of Sub-Sublandlord and Sub-Subtenant, and their respective successors and assigns. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be binding on Sub-Sublandlord or Sub-Subtenant, however, unless and until Sub-Sublandlord and Sub-Subtenant, respectively, shall have executed and delivered final counterparts of this Agreement to the other. This Agreement may be executed in individual counterparts, which counterparts, when so executed and delivered, shall be deemed one and the same counterpart. This Agreement may also be executed and transmitted via facsimile machine, provided the parties deliver original, signed Agreement counterparts (or the relevant, original signature pages) to each other within ten (10) days of such facsimile transmission.






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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                 SUB-SUBLANDLORD:
                                 RISK CAPITAL REINSURANCE COMPANY

                                 By: /s/ Louis T. Petrillo
                                     -------------------------------------------
                                 Name: Louis T. Petrillo
                                 Title:   Vice President and
                                          Associate General Counsel,
                                 Duly authorized and empowered






                                 SUB-SUBTENANT:
                                 BANK OF IRELAND ASSET MANAGEMENT (U.S.) LIMITED

                                 By: /s/ Rosemary Mahon
                                     -------------------------------------------
                                 Name: Rosemary Mahon
                                 Title: Senior Vice President,
                                 Duly authorized and empowered




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


STATE OF CONNECTICUT   )
                       ) ss.  GREENWICH
COUNTY OF FAIRFIELD    )

On this 18th day of November, 1999, personally appeared, RISK CAPITAL REINSURANCE COMPANY, by Louis T. Petrillo, its Vice President and Associate General Counsel, hereunto duly authorized, who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed, and the free act and deed of said corporation, for the purposes therein stated, before me.
                                            /s/ Lisa M. Morrissey
                                            ------------------------------------
                                            Notary Public
                                            Commissioner of the Superior Court
                                            My Commission Expires: May 31, 2003

STATE OF CONNECTICUT   )
                       )  ss.  GREENWICH
COUNTY OF FAIRFIELD    )

On this 5th day of November, 1999, personally appeared, BANK OF
IRELAND ASSET MANAGEMENT (U.S.) LIMITED, by Rosemary Mahon, its Senior Vice President, hereunto duly authorized, who acknowledged that he/she signed, sealed and delivered the above and foregoing instrument as his/her free act and deed, and the free act and deed of said corporation, for the purposes therein stated, before me.

                                            /s/ Cathy R. Graves
                                            ------------------------------------
                                            Notary Public
                                            Commissioner of the Superior Court
                                            My Commission Expires: July 31, 2001












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